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                                                                    Exhibit 23.3
                                                                    ------------

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pierce Leahy Corp. on Form S-8 of our report dated November 22, 1996 (January 10, 1997 as to Note 11) on the financial statements of Records Management Services, Inc. appearing in Pierce Leahy Corp.'s Registration Statement File No. 333-23121 on Form S-1 and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP

Chicago, Illinois
July 11, 1997